NEWS RELEASE

FOR IMMEDIATE RELEASE

Synalloy Completes the Sale of Ram-Fab
SPARTANBURG, S.C., Sept. 4, 2014 -- Synalloy Corporation (Nasdaq:SYNL), a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe, fiberglass and steel storage tanks, and specialty chemicals, announces the sale of Ram-Fab, LLC in Crossett, Arkansas to a subsidiary of Primoris Services Corporation (Nasdaq:PRIM). The transaction closed on August 29, 2014 and was valued at less than $10 million.
"The sale of Ram-Fab completes Synalloy's exit from the custom piping systems fabrication business," said Craig Bram, Synalloy's President and CEO. "Ram-Fab's personnel and customers are in excellent hands with the Primoris team, while the sale of Ram-Fab allows Synalloy to redirect both capital and management resources to other opportunities within the Company."
For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Forward-Looking Statements
This earnings release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. In conjunction with our 2012 Palmer acquisition, our expectations for future sales and profits which were included in our financial projections were our best estimates at the time and actual results could be significantly different. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil prices; unforeseen delays in completing the integrations of Palmer; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in Synalloy Corporation's Securities and Exchange Commission filings. Synalloy Corporation assumes no obligation to update the information included in this release.

CONTACT: Rick Sieradzki at (864) 596-1558